As filed with the Securities and Exchange Commission on June 9, 2011

Registration Statement No. 333-170141

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NCL CORPORATION LTD.

(Exact name of registrant as specified in its charter)

Bermuda	4400	20-0470163
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7665 Corporate Center Drive

Miami, Florida 33126

(305) 436-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel S. Farkas

Senior Vice President and General Counsel

NCL Corporation Ltd.

7665 Corporate Center Drive

Miami, Florida 33126

Telephone: (305) 436-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William B. Kuesel, Esq. O’Melveny & Myers LLP 7 Times Square New York, New York 10036 Telephone: (212) 326-2000 Fascimile: (212) 326-2061	Jonathan A. Schaffzin Luis R. Penalver Cahill Gordon & Reindel LLP 80 Pine Street New York, New York 10005 Telephone: (212) 701-3000 Fascimile: (212) 269-5420

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☒	Smaller reporting company ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 4 (this “Amendment No. 4”) to NCL Corporation Ltd.’s Registration Statement on Form S-1 (Registration No. 333-170141) (the “Registration Statement”) is being filed solely to include Exhibits 10.6, 10.7, 10.17, 10.18, 10.25, 10.26, 10.27, 10.32, 10.41, 10.42, 10.52, 10.57, 10.58, 10.60 and 10.61 and for the purpose of updating the exhibit index attached to the Registration Statement and referenced in Part II, Item 16(a) of the Registration Statement. This Amendment No. 4 does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, the prospectus has been omitted and this Amendment No. 4 consists of only the registration statement cover page, this explanatory note and Part II of the Registration Statement.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered. All amounts are estimates, except the SEC registration fee.

SEC registration fee	$29,025
NASDAQ listing fee	$225,000
Transfer agent and registrar fees and expenses	*
Printing and engraving fees and expenses	*
Legal and accounting fees and expenses	*
Financial Industry Regulatory Authority, Inc. filing fee	$75,000
Miscellaneous expenses	*

Total	*

*	To be completed by amendment.

Item 14.	Indemnification of directors and officers

The Companies Act 1981 of Bermuda requires every officer, including directors, of a company in exercising powers and discharging duties, to act honestly in good faith with a view to the best interests of the company, and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. The Companies Act provides that a Bermuda company may indemnify its directors in respect of any loss arising or liability attaching to them as a result of any negligence, default, breach of duty or breach of trust of which they may be guilty. However, the Companies Act further provides that any provision, whether in the bye-laws of a company or in any contract between the company and any officer or any person employed by the company as auditor, exempting such officer or person from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him, in respect of any fraud or dishonesty of which he may be guilty in relation to the company shall be void.

We have adopted provisions in our bye-laws that, subject to certain exemptions and conditions, require us to indemnify to the full extent permitted by the Companies Act in the event each person who is involved in legal proceedings by reason of the fact that person is or was a Director, Officer or Resident Representative of the Company, or is or was serving at the request of the Company as a Director, Officer, Resident Representative, employee or agent of another company or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan against all expense, liability and loss (including attorneys’ fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) incurred and suffered by the person in connection therewith. We are also required under our bye-laws to advance to such persons expenses incurred in defending a proceeding to which indemnification might apply, provided if the Companies Act requires, the recipient provides an undertaking agreeing to repay all such advanced amounts if it is ultimately determined that he is not entitled to be indemnified. In addition, the bye-laws specifically provide that the indemnification rights granted thereunder are non-exclusive.

In addition, we intend to enter into separate contractual indemnification arrangements with our directors. These arrangements provide for indemnification and the advancement of expenses to these directors in circumstance and subject to limitations substantially similar to those described above. Section 98A of the Companies Act and our bye-laws permit us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director.

The underwriting agreement filed as an exhibit to this Registration Statement contains provisions regarding the indemnification of the Company’s directors and officers against certain liabilities under the Securities Act of 1933, as amended, and regarding contribution with respect to payments that the underwriters, dealers or agents or their controlling persons may be required to make in respect of those liabilities.

Item 15.	Recent sales of unregistered securities

In the past three years, we have not sold securities without registration under the Securities Act, except as described below.

On January 7, 2008, NCL Corporation Ltd. issued 10,000,000 ordinary shares, par value $.0012 per share, to the Apollo Funds for an investment of $1.0 billion. The issuance of these securities was effected without registration under the Securities Act in reliance on the exemption from registration provided under Section 4(2) promulgated thereunder.

On April 7, 2009, NCL Corporation Ltd. issued 1,000,000 ordinary shares, par value $.0012 per share, to our then existing shareholders pro-rata in accordance with their then existing percentages of ownership for an aggregate investment of $100.0 million. The issuance of these securities was effected without registration under the Securities Act in reliance on the exemption from registration provided under Section 4(2) promulgated thereunder.

In connection with the consummation of this offering, we will be reorganized by creating a new holding company structure (the “Corporate Reorganization”). The Issuer will become our new parent company, and NCL Corporation Ltd. will become its wholly owned direct subsidiary. As part of the Corporate Reorganization, (i) NCL Corporation Ltd.’s outstanding ordinary shares will be exchanged for ordinary shares of the Issuer and (ii) we will issue an economically equivalent number of our ordinary shares of the Issuer, at an exchange formula based on the initial public offering price in this offering, in exchange for NCL Corporation Ltd.’s outstanding profits interests granted under the Profits Sharing Agreement, including the Ordinary Profits Units described under the heading in “Compensation Discussion & Analysis” in the prospectus included in the Registration Statement. The issuance of these securities will be effected without registration under the Securities Act in reliance on the exemption from registration provided under Section 4(2) promulgated thereunder.

Item 16.	Exhibits and financial statement schedules

(a)	See Exhibit Index.

(b)	Financial statement schedules are not submitted because they are not applicable or because the required information is included in the consolidated financial statements or the notes thereto.

Item 17.	Undertakings

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The undersigned registrant hereby undertakes that:

(i)	for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii)	for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Miami, Florida, on June 9, 2011.

NCL CORPORATION LTD.

By:	*
Name:	Kevin M. Sheehan
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Kevin M. Sheehan	President and Chief Executive Officer (Principal Executive Officer)	June 9, 2011

* Wendy A. Beck	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 9, 2011

* Tan Sri Lim Kok Thay	Director, Chairman of the Board	June 9, 2011

* David Chua Ming Huat	Director	June 9, 2011

* Marc J. Rowan	Director	June 9, 2011

* Steve Martinez	Director	June 9, 2011

* Adam M. Aron	Director	June 9, 2011

* Walter L. Revell	Director, Chairman of the Audit Committee	June 9, 2011

* Karl Peterson	Director	June 9, 2011

*By:	/S/ DANIEL S. FARKAS
Daniel S. Farkas Attorney-in-Fact

S-1

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1*	Underwriting Agreement

3.1*	Form of Memorandum of Association of NCL Corporation Ltd.

3.2*	Form of Amended and Restated Bye-Laws of NCL Corporation Ltd.

4.1**	Indenture, dated November 12, 2009, by and among NCL Corporation Ltd. as Issuer and Norwegian Dawn Limited, Norwegian Sun Limited, Norwegian Spirit, Ltd. and Norwegian Star Limited as subsidiary guarantors and U.S. Bank National Association as Indenture Trustee with respect to $450.0 million 11.75% Senior Notes due 2016 (incorporated by reference to Exhibit 2.5 to our annual report on Form 20-F filed on February 24, 2010 (File No. 333-128780))

4.2**	Registration Rights Agreement, dated November 12, 2009, by and among NCL Corporation Ltd. and Norwegian Star Limited, Norwegian Spirit, Ltd., Norwegian Sun Limited and Norwegian Dawn Limited, as guarantors and Deutsche Bank Securities, Inc., Barclays Capital, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities Inc. with respect to $450.0 million 11.75% Senior Notes due 2016 (incorporated by reference to Exhibit 2.6 to our annual report on Form 20-F filed on February 24, 2010 (File No. 333-128780))

4.3***	Indenture, dated November 9, 2010, by and among NCL Corporation Ltd. as Issuer and U.S. Bank National Association as Indenture Trustee with respect to $250.0 million 9.50% Senior Notes due 2018

4.4***	Registration Rights Agreement, dated November 9, 2010, by and among NCL Corporation Ltd. and Deutsche Bank Securities Inc. with respect to $250.0 million 9.50% Senior Notes due 2018

4.5*	Form of Certificate of Ordinary Shares

5.1*	Opinion of Cox Hallett Wilkinson

8.1*	Tax opinion of O’Melveny & Myers LLP

10.1**	€298.0 million Pride of America Loans, dated as of April 4, 2003, by and among Ship Holding LLC and a syndicate of international banks and related Guarantee by NCL Corporation Ltd. (incorporated herein by reference to Exhibit 4(e) to our registration statement on Form F-4 filed on October 3, 2005 (File No. 333-128780)) +

10.2**	Supplemental Amendments, dated June 1, 2005, to €298.0 million Pride of America Loans, dated as of April 4, 2003, by and among Pride of America Ship Holding, Inc., NCL Corporation Ltd. and a syndicate of international banks (incorporated herein by reference to Exhibit 4.6 to our annual report on Form 20-F filed on March 29, 2006 (File No. 333- 128780))

10.3**	Seventh Supplemental Deed to €258.0 million Pride of America Loans and Sixth Supplemental Deed to €40.0 million Pride of America Loans, both dated November 13, 2006, to €298.0 million Pride of America Loans, dated as of April 4, 2003, as amended, by an agreement dated April 20, 2004, by and among Pride of America Ship Holding, Inc. and a syndicate of international banks and related Guarantee by NCL Corporation Ltd. (incorporated herein by reference to Exhibit 4.27 to our annual report on Form 20-F filed on March 6, 2007 (File No. 333-128780)) +

Exhibit Number	Description of Exhibit

10.4**	Eighth Supplemental Deed to €258.0 million Pride of America Loan and Seventh Supplemental Deed to €40.0 million Pride of America Loan, each dated as of April 4, 2003, each as amended, dated December 21, 2007, by and among Pride of America Ship Holding, Inc., NCL Corporation Ltd. and a syndicate of international banks and related amended and restated Guarantees by NCL Corporation Ltd. (incorporated herein by reference to Exhibit 4.58 to our annual report on Form 20-F filed on March 13, 2008 (File No. 333-128780)) +

10.5**	Ninth Supplemental Deed to €258.0 million Pride of America Loan and Eighth Supplemental Deed to €40.0 million Pride of America Loan, each dated as of April 4, 2003, each as amended, dated
April 2, 2009, by and among Pride of America Ship Holding, Inc., NCL Corporation Ltd. and a syndicate of international banks and related amended and restated Guarantee by NCL Corporation Ltd. (incorporated by reference to Exhibit 4.36 to Amendment No. 1 to our annual report on Form 20-F filed on May 25, 2010 (File No. 333-128780)) +

10.6	Tenth Supplemental Deed to €258.0 million Pride of America Loan and Ninth Supplemental Deed to €40.0 million Pride of America Loan, each dated as of April 4, 2003, each as amended, dated July 22, 2010, by and among Pride of America Ship Holding, LLC, NCL Corporation Ltd. and a syndicate of international banks ++

10.7	Eleventh Supplemental Deed to €258.0 million Pride of America Loan and Tenth Supplemental Deed to €40.0 million Pride of America Loan, each dated as of April 4, 2003, each as amended, dated November 18, 2010, by and among Pride of America Ship Holding, LLC, NCL Corporation Ltd. and a syndicate of international banks

10.8**	Merchant Services Bankcard Agreement, dated as of March 26, 2004, among NCL Corporation Ltd., Chase Merchant Services, LLC and JPMorgan Chase Bank (incorporated herein by reference to Exhibit 10(a) to our registration statement on Form F-4 filed on October 3, 2005
(File No. 333-128780))

10.9**	Facility Agreement, dated as of September 23, 2005, in connection with Letters of Credit required by the Merchant Services Bankcard Agreement, by and among NCL Corporation Ltd. and a syndicate of international banks (incorporated herein by reference to Exhibit 4.9 to our annual report on
Form 20-F filed on March 29, 2006 (File No. 333-128780))

10.10**	First Supplemental Deed, dated November 13, 2006, to Facility Agreement, dated September 23, 2005, in connection with Letters of Credit required by the Merchant Services Bankcard Agreement, by and among NCL Corporation Ltd. and a syndicate of international banks (incorporated herein by reference to Exhibit 4.29 to our annual report on Form 20-F filed on March 6, 2007
(File No. 333-128780)) +

10.11**	Third Supplemental Deed, dated December 21, 2007, to Facility Agreement, dated as of September 23, 2005, as amended, in connection with Letters of Credit required by the Merchant Services Bankcard Agreement, by and among NCL Corporation Ltd., Norwegian Sun Limited, Norwegian Dawn Limited and a syndicate of international banks (incorporated herein by reference to Exhibit 4.61 to our annual report on Form 20-F filed on March 13, 2008 (File No. 333-128780)) +

10.12**	$334.1 million Norwegian Jewel Loan, dated as of April 20, 2004, by and among Norwegian Jewel Limited and a syndicate of international banks and related Guarantee by NCL Corporation Ltd. (incorporated herein by reference to Exhibit 4(h) to our registration statement on Form F-4 filed on October 3, 2005 (File No. 333-128780)) +

10.13**	First Supplemental Deed, dated as of September 30, 2005, to $334.1 million Norwegian Jewel Loan, by and among Norwegian Jewel Limited, NCL Corporation Ltd. and a syndicate of international banks (incorporated herein by reference to Exhibit 4.11 to our annual report on Form 20-F filed on March 29, 2006 (File No. 333-128780))

Exhibit Number	Description of Exhibit

10.14**	Second Supplemental Deed, dated April 4, 2006, and Third Supplemental Deed, dated November 13, 2006, to $334.1 million Norwegian Jewel Loan, dated as of April 20, 2004, as amended, by and among Norwegian Jewel Limited and a syndicate of international banks and related Guarantee by NCL Corporation Ltd. (incorporated herein by reference to Exhibit 4.30 to our annual report on Form 20-F filed on March 6, 2007 (File No. 333-128780)) +

10.15**	Fourth Supplemental Deed, dated December 21, 2007, to $334.1 million Norwegian Jewel Loan, dated as of April 20, 2004, as amended, by and among Norwegian Jewel Limited, NCL Corporation Ltd. and a syndicate of international banks and related amended and restated Guarantee by NCL Corporation Ltd. (incorporated herein by reference to Exhibit 4.57 to our annual report on Form 20-F filed on March 13, 2008 (File No. 333-128780)) +

10.16**	Fifth Supplemental Deed, dated April 2, 2009, to $334.1 million Norwegian Jewel Loan, dated as of April 20, 2004, as amended, by and among Norwegian Jewel Limited, NCL Corporation Ltd. and a syndicate of international banks and related amended and restated Guarantee by NCL Corporation Ltd. (incorporated by reference to Exhibit 4.35 to Amendment No. 1 to our annual report on Form 20-F filed on May 25, 2010 (File No. 333-128780)) +

10.17	Sixth Supplemental Deed, dated July 22, 2010, to $334.1 million Norwegian Jewel Loan, dated as of April 20, 2004, as amended, by and among Norwegian Jewel Limited, NCL Corporation Ltd. and a syndicate of international banks ++

10.18	Seventh Supplemental Deed, dated November 18, 2010, to $334.1 million Norwegian Jewel Loan, dated as of April 20, 2004, as amended, by and among Norwegian Jewel Limited, NCL Corporation Ltd. and a syndicate of international banks

10.19**	€308.1 million Pride of Hawai’i Loan, dated as of April 20, 2004, as amended, by and among Pride of Hawai’i, Inc. and a syndicate of international banks and related Guarantee by NCL Corporation Ltd. (incorporated herein by reference to Exhibit 4(i) to our registration statement on Form F-4 filed on October 3, 2005 (File No. 333-128780)) +

10.20**	Second Supplemental Deed, dated as of September 30, 2005, to €308.1 million Pride of Hawai’i Loan, by and among Pride of Hawai’i, Inc., NCL Corporation Ltd. and a syndicate of international banks (incorporated herein by reference to Exhibit 4.13 to our annual report on Form 20-F filed on March 29, 2006 (File No. 333-128780))

10.21**	Third Supplemental Deed, dated November 13, 2006, to €308.1 million Pride of Hawai’i Loan, dated as of April 20, 2004, as amended, by and among Pride of Hawai’i, Inc. and a syndicate of international banks and related Guarantee by NCL Corporation Ltd. (incorporated herein by reference to Exhibit 4.31 to our annual report on Form 20-F filed on March 6, 2007 (File No. 333-128780)) +

10.22**	Fourth Supplemental Deed, dated December 21, 2007, to €308.1 million Pride of Hawai’i Loan, dated as of April 20, 2004, as amended, by and among Pride of Hawai’i, Inc., NCL Corporation Ltd. and a syndicate of international banks and related amended and restated Guarantee by NCL Corporation Ltd. (incorporated herein by reference to Exhibit 4.59 to our annual report on Form 20-F filed on March 13, 2008 (File No. 333-128780)) +

10.23**	Fifth Supplemental Deed, dated February 10, 2008, to €308.1 million Pride of Hawai’i Loan, dated as of April 20, 2004, as amended, by and among Pride of Hawai’i, Inc., NCL Corporation Ltd. and a syndicate of international banks (incorporated herein by reference to Exhibit 4.60 to our annual report on Form 20-F filed on March 13, 2008 (File No. 333-128780)) +

10.24**	Sixth Supplemental Deed, dated April 2, 2009, to €308.1 million Pride of Hawai’i Loan, dated as of April 20, 2004, as amended, by and among Pride of Hawai’i, Inc., NCL Corporation Ltd. and a syndicate of international banks and related amended and restated Guarantee by NCL Corporation Ltd. (incorporated by reference to Exhibit 4.37 to Amendment No. 1 to our annual report on Form 20-F filed on May 25, 2010 (File No. 333-128780)) +

Exhibit Number	Description of Exhibit

10.25	Seventh Supplemental Deed, dated October 19, 2009, to €308.1 million Pride of Hawai’i Loan, dated as of April 20, 2004, as amended, by and among Pride of Hawai’i, Inc., NCL Corporation Ltd. and a syndicate of international banks

10.26	Eighth Supplemental Deed, dated July 22, 2010, to €308.1 million Pride of Hawai’i Loan, dated as of April 20, 2004, as amended, by and among Pride of Hawai’i, LLC, NCL Corporation Ltd. and a syndicate of international banks ++

10.27	Ninth Supplemental Deed, dated November 18, 2010, to €308.1 million Pride of Hawai’i Loan, dated as of April 20, 2004, as amended, by and among Pride of Hawai’i, LLC, NCL Corporation Ltd. and a syndicate of international banks

10.28**	Up to €624.0 million Norwegian Pearl and Norwegian Gem Revolving Loan Facility Agreement, dated October 7, 2005, by and among NCL Corporation Ltd. and a syndicate of international banks (incorporated herein by reference to Exhibit 4.24 to our annual report on
Form 20-F filed on March 29, 2006 (File No. 333-128780))

10.29**	First Supplemental Deed, dated November 13, 2006, to up to €624.0 million Norwegian Pearl and Norwegian Gem Revolving Loan Facility Agreement, dated October 7, 2005, as amended, by and among NCL Corporation Ltd. and a syndicate of international banks (incorporated herein by reference to Exhibit 4.32 to our annual report on Form 20-F filed on March 6, 2007 (File No. 333-128780)) +

10.30**	Second Supplemental Deed, dated December 21, 2007, to €624.0 million Norwegian Pearl and Norwegian Gem Revolving Loan Facility Agreement, dated as of October 7, 2005, as amended, by and among NCL Corporation Ltd., Norwegian Pearl, Ltd., Norwegian Gem, Ltd. and a syndicate of international banks and related amended and restated Guarantees by Norwegian Pearl, Ltd. and Norwegian Gem, Ltd. (incorporated herein by reference to Exhibit 4.55 to our annual report on
Form 20-F filed on March 13, 2008 (File No. 333-128780)) +

10.31**	Third Supplemental Deed, dated April 2, 2009, to €624.0 million Norwegian Pearl and Norwegian Gem Revolving Loan Facility Agreement, dated as of October 7, 2005, as amended, by and among NCL Corporation Ltd., Norwegian Pearl, Ltd., Norwegian Gem, Ltd. and a syndicate of international banks (incorporated by reference to Exhibit 4.34 to Amendment No. 1 to our annual report on Form 20-F filed on May 25, 2010 (File No. 333-128780)) +

10.32	Fourth Supplemental Deed, dated July 22, 2010, to €624.0 million Norwegian Pearl and Norwegian Gem Revolving Loan Facility Agreement, dated as of October 7, 2005, as amended, by and among NCL Corporation Ltd., Norwegian Pearl, Ltd., Norwegian Gem, Ltd. and a syndicate of international banks ++

10.33**	Shipbuilding Contract for Hull No. D33, dated September 7, 2006, by and between F3 Two, Ltd. and Aker Yards S.A., and AOM No. 1, dated September 7, 2006, AOM No. 2, dated September 7, 2006, AOM No. 3, dated September 7, 2006, and AOM No. 4, dated September 7, 2006 (incorporated herein by reference to Exhibit 4.44 to our annual report on Form 20-F filed on March 6, 2007 (File No. 333-128780)) +

10.34**	Side Letter Agreement, dated as of September 7, 2006, by and between, F3 One, Ltd., F3 Two, Ltd. and Aker Yards S.A. (incorporated herein by reference to Exhibit 4.45 to our annual report on
Form 20-F filed on March 6, 2007 (File No. 333-128780)) +

10.35**	Amendment No. 1, dated May 22, 2007, to Shipbuilding Contract for Hull No. D33, dated September 7, 2006, by and between F3 Two, Ltd. and Aker Yards S.A. (incorporated herein by reference to Exhibit 4.66 to our annual report on Form 20-F filed on March 13, 2008
(File No. 333-128780)) +

Exhibit Number	Description of Exhibit

10.36**	AOM No. 5, dated November 11, 2007, AOM No. 11, dated November 6, 2007, AOM No. 12, dated November 6, 2007, AOM No. 13, Revision C, dated November 6, 2007, AOM No. 13, Revision D, dated December 15, 2007, AOM No. 14, dated November 6, 2007, AOM No. 16, dated November 6, 2007, AOM No. 18, dated November 6, 2007, AOM No. 18 A, dated December 15, 2007, AOM No. 19, dated November 6, 2007, AOM No. 22, dated November 6, 2007, AOM No. 25, dated November 6, 2007, AOM No. 28 A, dated December 15, 2007, to Shipbuilding Contract for Hull No. D33, dated September 7, 2006, by and between F3 Two, Ltd. and Aker Yards S.A. (incorporated herein by reference to Exhibit 4.68 to our annual report on Form 20-F filed on March 13, 2008 (File No. 333-128780)) +

10.37**	€662.9 million Syndicated Loan Facility, dated September 22, 2006, by and among F3 Two, Ltd. and a syndicate of international banks and related Guarantee by NCL Corporation Ltd., for the construction of Hull D33 at Aker Yards S.A. (incorporated herein by reference to Exhibit 4.34 to our annual report on Form 20-F filed on March 6, 2007 (File No. 333-128780)) +

10.38**	First Supplemental Deed, dated December 21, 2007, to €662.9 million F3 Two Loan, dated as of September 22, 2006, as amended, by and among F3 Two, Ltd., NCL Corporation Ltd. and a syndicate of international banks and related amended and restated Guarantee by NCL Corporation Ltd. (incorporated herein by reference to Exhibit 4.63 to our annual report on Form 20-F filed on March 13, 2008 (File No. 333-128780)) +

10.39**	Second Supplemental Deed, dated April 24, 2008, to €662.9 million F3 Two Loan, dated as of September 22, 2006, as amended, by and among F3 Two, Ltd., NCL Corporation Ltd. and a syndicate of international banks (incorporated herein by reference to Exhibit 4.70 to our annual report on Form 20-F filed on April 7, 2009 (File No. 333-128780)) +

10.40**	Third Supplemental Deed, dated April 2, 2009, to €662.9 million F3 Two Loan, dated as of September 22, 2006, as amended, by and among F3 Two, Ltd., NCL Corporation Ltd. and a syndicate of international banks and related amended and restated Guarantee by NCL Corporation Ltd. (incorporated by reference to Exhibit 4.33 to Amendment No. 1 to our annual report on Form 20-F filed on May 25, 2010 (File No. 333-128780)) +

10.41	Fourth Supplemental Deed, dated June 9, 2010, to €662.9 million F3 Two Loan, dated as of September 22, 2006, as amended, by and among Norwegian Epic, Ltd., NCL Corporation Ltd. and a syndicate of international banks ++

10.42	Fifth Supplemental Deed, dated July 22, 2010, to €662.9 million F3 Two Loan, dated as of September 22, 2006, as amended, by and among Norwegian Epic, Ltd., NCL Corporation Ltd. and a syndicate of international banks ++

10.43**	Office Lease Agreement, dated as of November 27, 2006, by and between NCL (Bahamas) Ltd. and Hines Reit Airport Corporate Center LLC and related Guarantee by NCL Corporation Ltd., and First Amendment, dated November 27, 2006 (incorporated herein by reference to Exhibit 4.46 to our annual report on Form 20-F filed on March 6, 2007 (File No. 333-128780)) +

10.44**	Amendment No. 1, dated December 1, 2006, Amendment No. 2, dated March 20, 2007, Amendment No. 3, dated July 31, 2007, and Amendment No. 4, dated December 10, 2007, to Office Lease Agreement, dated December 1, 2006, by and between Hines Reit Airport Corporate Center LLC and NCL (Bahamas) Ltd. (incorporated herein by reference to Exhibit 4.64 to our annual report on
Form 20-F filed on March 13, 2008 (File No. 333-128780)) +

10.45***	Amendment No. 5, dated February 2, 2010, to Office Lease Agreement, dated December 1, 2006, by and between Hines Reit Airport Corporate Center LLC and NCL (Bahamas) Ltd.

Exhibit Number	Description of Exhibit

10.46**	Reimbursement and Distribution Agreement, dated August 17, 2007, by and among NCL Investment Ltd., Star Cruises Limited and NCL Corporation Ltd. (incorporated herein by reference to Exhibit 4.49 to our annual report on Form 20-F filed on March 13, 2008 (File No. 333-128780))

10.47**	Shareholders’ Agreement, dated August 17, 2007, by and among NCL Investment Ltd., Star Cruises Limited and NCL Corporation Ltd. (incorporated herein by reference to Exhibit 4.48 to our annual report on Form 20-F filed on March 13, 2008 (File No. 333-128780))

10.48**	Joinder, dated January 7, 2008, to the Shareholders’ Agreement, dated August 17, 2007, by and among NCL Corporation Ltd. and Star NCLC Holdings Ltd. (incorporated herein by reference to Exhibit 4.52 to our annual report on Form 20-F filed on March 13, 2008 (File No. 333-128780))

10.49**	Joinder, dated January 7, 2008, to the Shareholders’ Agreement, dated August 17, 2007, by and among NCL Corporation Ltd. and NCL Investment II Ltd. (incorporated herein by reference to Exhibit 4.53 to our annual report on Form 20-F filed on March 13, 2008 (File No. 333-128780))

10.50**	Joinder, dated January 8, 2008, to the Shareholders’ Agreement, dated August 17, 2007, by and among NCL Corporation Ltd. and TPG Viking I, L.P., TPG Viking II, L.P. and TPG Viking AIV III, L.P. (incorporated herein by reference to Exhibit 4.51 to our annual report on Form 20-F filed on March 13, 2008 (File No. 333-128780))

10.51**	Bareboat Charter Agreement, dated January 2, 2009, by and between Ample Avenue Limited and NCL (Bahamas) Ltd. (incorporated herein by reference to Exhibit 4.73 to our annual report on Form 20-F filed on April 7, 2009 (File No. 333-128780)) +

10.52	Bareboat Charter Agreement, dated August 27, 2010, by and between Ample Avenue Limited and NCL (Bahamas) Ltd. ++

10.53**

$750.0 million Credit Agreement, dated October 28, 2009, by and among NCL Corporation Ltd., various lenders and Nordea Bank Norge ASA (incorporated by reference to Exhibit 4.39 to

Amendment No. 1 to our annual report on Form 20-F filed on May 25, 2010 (File No. 333-128780)) +

10.54**	First Lien Intercreditor Agreement, dated November 12, 2009, by and among Nordea Bank Norge ASA and U.S. Bank National Association (incorporated by reference to Exhibit 4.38 to our annual report on Form 20-F filed on February 24, 2010 (File No. 333-128780))

10.55***	Shipbuilding Contract for Hull No. S.678, dated September 24, 2010, by and among Meyer Werft GMBH, Breakaway One, Ltd. and NCL Corporation Ltd. ++

10.56***	Shipbuilding Contract for Hull No. S.692, dated September 24, 2010, by and among Meyer Werft GMBH, Breakaway Two, Ltd. and NCL Corporation Ltd. ++

10.57	€529.8 million Breakaway One Credit Agreement, dated November 18, 2010, by and among Breakaway One, Ltd. and a syndicate of international banks and related Guarantee by NCL Corporation Ltd. ++

10.58	€529.8 million Breakaway Two Credit Agreement, dated as of November 18, 2010, by and among Breakaway Two, Ltd. and a syndicate of international banks and related Guarantee by NCL Corporation Ltd. ++

10.59***	First Amendment, dated December 21, 2010, to €529.8 million Breakaway Two Credit Agreement, dated as of November 18, 2010, by and among Breakaway Two, Ltd. and a syndicate of international banks and a related Guarantee by NCL Corporation Ltd.

10.60	€126.1 million Pride of Hawai’i Credit Agreement, dated November 18, 2010, by and among Pride of Hawaii, LLC and a syndicate of international banks and related Guarantee by NCL Corporation Ltd. ++

Exhibit Number	Description of Exhibit

10.61	€126.1 million Norwegian Jewel Credit Agreement, dated November 18, 2010, by and among Norwegian Jewel Limited and a syndicate of international banks and related Guarantee by NCL Corporation Ltd. ++

10.62***	Employment Agreement by and between NCL (Bahamas) Ltd. and Kevin M. Sheehan, entered into on May 8, 2009, and effective on November 6, 2008

10.63***	Employment Agreement by and between NCL (Bahamas) Ltd. and Wendy A. Beck, entered into on October 21, 2010

10.64***	Employment Agreement by and between NCL (Bahamas) Ltd. and Andrew Stuart, entered into on July 9, 2008

10.65***	Employment Agreement by and between NCL (Bahamas) Ltd. and Maria Miller, entered into on June 1, 2009

10.66***	Employment Agreement by and between NCL (Bahamas) Ltd. and Robert Becker, entered into on March 17, 2008

10.67***	NCL (Bahamas) Ltd. Senior Management Retirement Savings Plan, amended and restated as of January 1, 2008

10.68***	NCL (Bahamas) Ltd. Supplemental Executive Retirement Plan, amended and restated as of January 1, 2008

21.1***	List of Subsidiaries of NCL Corporation Ltd.

23.1***	Consent of PricewaterhouseCoopers LLP

23.2*	Consent of Cox Hallett Wilkinson (included in Exhibit 5.2)

23.3*	Consent of O’Melveny & Myers LLP (included in Exhibit 8.1)

24.1***	Powers of attorney

+	Confidential treatment has been granted with respect to certain portions of this exhibit. Omitted portions have been filed separately with the SEC.
++	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the SEC.
*	To be filed by amendment.
**	Incorporated by reference.
***	Previously filed.